Exhibit 99.1

FOR IMMEDIATE RELEASE

TURTLE BEACH REPORTS FIRST QUARTER 2017 RESULTS
EXCEEDING REVENUE, EPS AND ADJUSTED EBITDA OUTLOOK

San Diego, CA - May 9, 2017 - Turtle Beach Corporation (NASDAQ: HEAR), a leading gaming headset and audio accessory company, reported financial results for the first quarter ended March 31, 2017.
First Quarter Summary vs. Year-Ago Quarter:

▪	Net revenue of $14.4 million versus $24.0 million, reflecting the expected impact from higher holiday channel inventory.

▪	Gross margin improved 140 basis points to 15.4% compared to 14.0%, with headset gross margin of 19.5% versus 19.9%.

▪	Operating expenses were reduced by 22% to $10.3 million.

▪	Net loss improved to $9.9 million, or $(0.20) per share, compared to a net loss of $12.0 million, or $(0.26) per share.

▪	Adjusted EBITDA improved to $(6.2) million compared to $(6.3) million.

“Our first quarter results exceeded our expectations,” said Juergen Stark, CEO, Turtle Beach Corporation. “Despite facing the dual headwinds of relatively soft industry sales and higher inventory levels at retail after the holidays, our revenue declined less than anticipated, and we kept Adjusted EBITDA flat with last year while improving our net earnings. This was driven primarily by our decision late last year to transition HyperSound to a licensing model, as well as consistently disciplined control of our headset business operating costs.

“Looking further into 2017, we remain confident in our outlook for the full year and continue to expect sales to be skewed more toward the second half of the year compared to 2016. This is due to a continuation of the aforementioned headwinds, as well as a slate of exciting new product launches planned for the third and fourth quarters, and a solid lineup of expected new game launches in the second half of 2017. We believe this will impact second quarter sales as we pull back on other product sales in preparation for the launch. Additionally, our focus on expense discipline should also allow our second half sales strength to be leveraged into significant profit growth.”

First Quarter 2017 Financial Results
Net revenue in the first quarter was $14.4 million compared to $24.0 million in the year-ago quarter. The decline was due largely to lower sales of marquee games during the 2016 holiday season, leading to higher-than-normal channel inventory entering 2017, as well as mid-cycle console releases and upcoming new technology introductions disrupting consumer purchasing behavior. The first quarter of 2017 also included minimal old-gen headset sales compared to $2.5 million in the year-ago quarter.

Gross margin in the first quarter improved 140 basis points to 15.4% compared to 14.0% in the year-ago quarter. The increase was due to costs in the year-ago quarter associated with the launch of HyperSound Clear™ 500P that did not reoccur, as well as supply chain and logistics improvements. Gross margin in the headset segment was 19.5% compared to 19.9% in the year-ago quarter. Supply chain cost improvement initiatives and a more favorable year-over-year new-gen product mix (92% versus 86% in the year-ago quarter) was more than offset by approximately 250 basis points of fixed costs that were not absorbed due to the lower sales volumes.

Operating expenses in the first quarter were reduced by 22% to $10.3 million compared to $13.1 million in the first quarter of 2016. The decline was due to a continued focus on cost management across the business.

Net loss in the first quarter improved to $9.9 million, or $(0.20) per diluted share, compared to a net loss of $12.0 million, or $(0.26) per diluted share, in the year-ago quarter. The improvement was primarily driven by lower HyperSound investments related to the transition to a license model and cost management initiatives.

Adjusted EBITDA (as defined below in “Non-GAAP Financial Measures”) improved slightly to $(6.2) million compared to $(6.3) million in the year-ago quarter.

Balance Sheet Highlights
At March 31, 2017, the Company had approximately $3.6 million of cash and cash equivalents compared to $3.2 million at March 31, 2016. As a result of the Company's $60 million revolving credit facility, Turtle Beach generally does not hold a large cash balance.

As of March 31, 2017, total outstanding debt principal was $34.4 million compared to $35.5 at March 31, 2016. The debt consisted of $14.4 million in term loans and $20.0 million in subordinated debt. Turtle Beach fully paid down its revolving credit facility in the first quarter.

2017 Outlook
For the second quarter of 2017, Turtle Beach expects net revenue to range between $17.0-$18.0 million compared to $29.4 million in the second quarter of 2016. This reflects the lingering impact of the soft 2016 holiday retail gaming sales environment and related headwinds discussed above, as well as the impact of several new product launches slated for the third quarter that are expected to negatively impact Q2 sales as the company prepares for the launch of the replacement models. Adjusted EBITDA is expected to improve to approximately $(5.5) million compared to $(6.3) million in the second quarter of 2016. Net loss for the second quarter is expected to improve and range between $(0.17)-$(0.19) per diluted share, compared to a net loss of $(0.86) per diluted share in the second quarter of 2016, which included a $(0.63) per share non-cash goodwill impairment charge. Excluding this charge, net loss was $(0.23) per diluted share.

For the full year 2017, Turtle Beach is maintaining its financial outlook outlined in March. Net revenue is expected to range between $155.0-$160.0 million compared to $174.0 million in 2016. This reflects the higher channel inventory impact on first half revenues and an approximate $6.0-$7.0 million year-over-year decline in old-gen headset sales, bringing this business to a close in 2017. This also assumes no material revenue from HyperSound. The Company expects to generate $10.0-$12.0 million in consolidated adjusted EBITDA in 2017 compared to $4.0 million in 2016. This includes an approximately $1.0 million expected adjusted EBITDA loss from HyperSound in 2017. Net loss in 2017 is expected to range between $(0.08)-$(0.12) per diluted share based upon 49.3 million diluted shares outstanding, compared to a net loss of $(1.79) per diluted share in 2016 (or a loss of $(0.33) per diluted share in 2016 excluding the goodwill and intangible asset impairment charges, HyperSound restructuring reserves and other restructuring charges).

With respect to the Company's adjusted EBITDA outlook for the second quarter and full year 2017, a reconciliation to its net loss outlook for the same periods has not been provided because of the variability, complexity and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net loss, including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net loss outlook for such periods is not available without unreasonable effort. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details
Turtle Beach Corporation will hold a conference call today, May 9, 2017, at 2:00 p.m. Pacific time (5:00 p.m. Eastern) to discuss its first quarter 2017 results.

CEO Juergen Stark and CFO John Hanson will host the call, followed by a question and answer session.

Conference Call Details:
Date: Tuesday, May 9, 2017
Time: 5:00 p.m. ET / 2:00 p.m. PT
Toll-Free Dial-in Number: (877) 303-9855
International Dial-in Number: (408) 337-0154
Conference ID: 10102221
Please dial-in 5-10 minutes prior to the start time of the conference call and an operator will register your name and organization. If you have any difficulty with the conference call, please contact Liolios at (949) 574-3860.

The conference call will be broadcast live and available for replay at here and via the investor relations section of the Company’s website at www.turtlebeachcorp.com.

A replay of the conference call will be available after 8:00 p.m. ET on the same day through May 16, 2017.

Toll-Free Replay Number: (855) 859-2056
International Replay Number: (404) 537-3406
Replay ID: 10102221

Non-GAAP Financial Measures
In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA, that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock- based compensation (non-cash), and certain special items that we believe are not representative of core operations. See a reconciliation of GAAP results to adjusted EBITDA included below for the three months ended March 31, 2017.

About Turtle Beach Corporation
Turtle Beach Corporation (http://corp.turtlebeach.com) designs innovative, market-leading audio products. Under its award-winning Turtle Beach brand (www.turtlebeach.com), the Company is the clear market share leader with its wide selection of acclaimed gaming headsets for use with Xbox One and PlayStation®4, as well as personal computers and mobile/tablet devices. Under the HyperSound brand (www.hypersound.com), the Company develops and licenses pioneering directed audio solutions with applications in digital signage and kiosks, consumer electronics and hearing healthcare. The Company's shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the outcome of our HyperSound strategic review process and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.
# # #

For Media Information, Contact:	For Investor Information, Contact:
MacLean Marshall	Cody Slach
Sr. Director - Brand & PR/Communications	Investor Relations
Turtle Beach Corp.	Liolios
858.914.5093	949.574.3860
maclean.marshall@turtlebeach.com	HEAR@liolios.com

Turtle Beach Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value and share amounts)

Table 1.

	March 31, 2017	December 31, 2016
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$3,613	$6,183
Accounts receivable, net	4,516	54,633
Inventories	22,285	21,698
Prepaid expenses and other current assets	3,937	4,121
Total Current Assets	34,351	86,635
Property and equipment, net	3,919	4,311
Intangible assets, net	1,553	1,618
Deferred income taxes	688	543
Other assets	1,363	1,693
Total Assets	$41,874	$94,800
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Revolving credit facilities	$—	$35,905
Term loan	3,850	2,647
Accounts payable	8,429	11,927
Other current liabilities	11,274	16,414
Total Current Liabilities	23,553	66,893
Term loan, long-term portion	9,374	10,442
Series B redeemable preferred stock	17,827	17,480
Subordinated notes - related party	18,566	17,881
Other liabilities	2,750	2,800
Total Liabilities	72,070	115,496
Commitments and Contingencies
Stockholders' Equity
Common stock, $0.001 par value - 100,000,000 shares authorized; 49,251,336 shares issued and outstanding as of March 31, 2017 and December 31, 2016	49	49
Additional paid-in capital	147,001	146,615
Accumulated deficit	(176,726)	(166,800)
Accumulated other comprehensive loss	(520)	(560)
Total Stockholders' Equity	(30,196)	(20,696)
Total Liabilities and Stockholders' Equity	$41,874	$94,800

Turtle Beach Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per-share data)
(unaudited)
Table 2.

	Three Months Ended
	March 31, 2017	March 31, 2016
Net Revenue	$14,352	$24,028
Cost of Revenue	12,136	20,666
Gross Profit	2,216	3,362
Operating expenses:
Selling and marketing	4,449	5,600
Research and development	1,390	2,024
General and administrative	4,171	5,283
Restructuring charges	298	225
Total operating expenses	10,308	13,132
Operating loss	(8,092)	(9,770)
Interest expense	1,840	1,779
Other non-operating expense (income), net	(51)	365
Loss before income tax expense	(9,881)	(11,914)
Income tax expense	45	97
Net loss	$(9,926)	$(12,011)

Net loss per share:
Basic	$(0.20)	$(0.26)
Diluted	$(0.20)	$(0.26)
Weighted average number of shares:
Basic	49,251	46,624
Diluted	49,251	46,624

Turtle Beach Corporation
Reconciliation of GAAP and Non-GAAP Measures
(in thousands, except per-share data)
(unaudited)
Table 3.

	Three Months Ended
	March 31, 2017	March 31, 2016
Net Income (Loss)
GAAP Net Income (Loss)	$(9,926)	$(12,011)

Business transition charges	651	225
Non-GAAP Earnings	(9,275)	(11,786)

Diluted Earnings Per Share
GAAP - Diluted	$(0.20)	$(0.26)

Business transition charges	$0.01	$—
Non-GAAP - Diluted	$(0.19)	$(0.26)

Turtle Beach Corporation
GAAP to Adjusted EBITDA Reconciliation
(in thousands)
(unaudited)
Table 4.

	Three Months Ended
	March 31, 2017
	As Reported	Adj Depreciation	Adj Amortization	Adj Stock Compensation	Other (1)	Adj EBITDA
Net Revenue	$14,352	$—	$—	$—	$—	$14,352
Cost of Revenue	12,136	(122)	—	85	(353)	11,746
Gross Profit	2,216	122	—	(85)	353	2,606

Operating Expense	10,308	(647)	(84)	(471)	(298)	8,808

Operating loss	(8,092)	769	84	386	651	(6,202)

Interest expense	1,840
Other non-operating income, net	(51)					(51)

Loss before income tax expense	(9,881)
Income tax expense	45
Net loss	$(9,926)			Adjusted EBITDA		$(6,151)

(1) Other includes business transition costs and restructuring charges.

	Three Months Ended
	March 31, 2016
	As Reported	Adj Depreciation	Adj Amortization	Adj Stock Compensation	Other (2)	Adj EBITDA
Net Revenue	$24,028	$—	$—	$—	$—	$24,028
Cost of Revenue	20,666	(176)	(1,071)	(121)	—	19,298
Gross Profit	3,362	176	1,071	121	—	4,730

Operating Expense	13,132	(1,084)	(158)	(1,006)	(225)	10,659

Operating loss	(9,770)	1,260	1,229	1,127	225	(5,929)

Interest expense	1,779
Other non-operating expense, net	365					365

Loss before income tax expense	(11,914)
Income tax expense	97
Net loss	$(12,011)			Adjusted EBITDA		$(6,294)

(2) Other includes restructuring charges.